Exhibit 10.12.2

EXECUTION VERSION

AMENDMENT NO. 1

TO LOAN AND SERVICING AGREEMENT

This AMENDMENT NO. 1 TO LOAN AND SERVICING AGREEMENT (this “Amendment”), dated as of July 28, 2010, is executed by and among DT WAREHOUSE III, LLC, a Delaware limited liability company (together with its successors and assigns, the “Borrower”), DT CREDIT COMPANY, LLC, an Arizona limited liability company, as servicer (in such capacity, the “Servicer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Backup Servicer, Paying Agent and Securities Intermediary (“Paying Agent”), and UBS REAL ESTATE SECURITIES INC., as Program Agent for the Conduit Lenders and the Committed Lenders (“Program Agent”). Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed thereto in the “Loan and Servicing Agreement” (defined below).

WITNESSETH:

WHEREAS, the Borrower, the Servicer, the Program Agent, the Paying Agent, the Commercial Paper Conduits from time to time party thereto, and the Financial Institutions from time to time party thereto, entered into that certain Loan and Servicing Agreement dated as of April 1, 2010 (the “Loan and Servicing Agreement”);

WHEREAS, as provided herein, the parties hereto have agreed to amend certain provisions of the Loan and Servicing Agreement as described below;

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment to the Loan and Servicing Agreement. Effective as of the date hereof, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Loan and Servicing Agreement is hereby amended as follows:

1.1 The definition of “Available Liquidity,” “Excess Spread Ratio,” “Fee Letter” and “Rating Reaffirmation Date” set forth in Section 1.01 of the Loan and Servicing Agreement are hereby amended and restated as follows:

“Available Liquidity” means, with respect to the DT Entities On A Consolidated Basis at any date, the aggregate for such date of (i) all cash of the DT Entities On A Consolidated Basis, (ii) all Cash Equivalents then held by the DT Entities On A Consolidated Basis, (iii) the unused portion of the amount available to be borrowed as of such date under the Inventory Facility, (iv) the unused portion of the amount available to be borrowed as of such date under each Warehouse Facility reviewed and approved by the Program Agent (such approval not to be unreasonably withheld or delayed), (v) the unused portion of the amount available to be borrowed as of such date under any other asset-based credit facility (including, without limitation, a credit facility secured by residual interests in securitization transactions involving Contracts) reviewed and approved by the Program Agent (such approval not to be unreasonably withheld or delayed), (vi) the unused portion of the amount available to be borrowed as of such date under this Agreement, and (vii) an amount (without duplication) which would be the unused portion of the amount available to be borrowed as of such date under any asset-based credit facility (including, without limitation, a credit facility secured by residual interests in securitization transactions involving Contracts) reviewed and approved by the Program Agent (such approval not to be unreasonably withheld or delayed) if all unencumbered Contracts eligible for transfer thereunder or Contracts eligible for transfer thereunder which are available to be released and transferred to the applicable borrower as collateral thereunder (without causing an event of default under any applicable facility) were released and so transferred.

“Excess Spread Ratio” means, on any date of determination, a percentage (which may be a negative percentage) computed as follows: (a) the product of (i) 12 and (ii) a fraction, the numerator of which is the aggregate Finance Charge Collections during the immediately preceding Accounting Period and the denominator of which is the product of the monthly average of the aggregate Principal Balance of all Pledged Contracts at such time and 0.7, minus (b) the Servicer Fee Rate divided by 0.7, minus (c) the weighted average Interest Rate for the immediately preceding Accounting Period.

“Fee Letter” means the Amended and Restated Fee Letter dated as of July 28, 2010, between the Program Agent and the Borrower, as amended, restated, supplemented or otherwise modified from time to time.

“Rating Reaffirmation Dates” means each of the Settlement Dates occurring in January, April, July, and October of each year, starting July, 2010.

1.2 Subsection (k) of the definition of “Level Two Trigger Event” as set forth in Section 1.01 of the Loan and Servicing Agreement is hereby amended as follows:

“(k) the Rolling Average Extension Rate (Managed Portfolio Contracts) or the Rolling Average Extension Rate (Pledged Contracts) shall exceed 4.00%.”

1.3 Section 2.06(c) of the Loan and Servicing Agreement is hereby amended and restated as follows:

(c) Any Collections remitted to the Borrower pursuant to Section 2.06(b)(viii) shall be applied on such Settlement Date by the Servicer, on behalf of the Borrower: (i) first, if so requested by the Borrower, to pay or prepay (or set aside for the payment or prepayment of) Loans, (ii) second, to pay the purchase price for Eligible Contracts to be acquired by the Borrower from the Originator on such day under the Purchase Agreement, (iii) third, if so requested by the Borrower, to be retained in the Collection Account for application on the next Business Day in accordance with this Section 2.06 or Section 2.07, as applicable; and (iv) fourth, so long as the conditions precedent set forth in Section 3.02 are satisfied, any remaining amounts to Borrower or its designee.

1.4 Exhibit C-1 – Form of Monthly Report of the Loan and Servicing Agreement is hereby amended and restated as set forth in Appendix 1 of this Amendment.

1.5 For clarity, the parties to the Loan and Servicing Agreement hereby acknowledge and agree that: if the period of time for which the Rolling Average Charged-Off Losses Ratio (Pledged Contracts), the Rolling Average Delinquency Ratio (Pledged Contracts), or the Rolling Average Extension Rate (Pledged Contracts) is being calculated as of any date which includes a period of time prior to April 1, 2010, then such ratio shall be calculated using actual data for the number of Accounting Periods occurring during the period from April 1, 2010 to such date.

SECTION 2. Conditions Precedent. This Amendment shall become effective on the date hereof upon receipt by the Program Agent of counterparts of this Amendment executed by each of the parties hereto.

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SECTION 3. Representations, Warranties and Confirmations. Each of the Servicer and the Borrower hereby represents and warrants that:

3.1 It has the power and is duly authorized to execute and deliver this Amendment.

3.2 The execution and delivery of this Amendment has been duly authorized by all corporate or limited liability company action necessary on its part.

3.3 This Amendment and the Loan and Servicing Agreement as amended hereby, constitute legal, valid and binding obligations of such parties and are enforceable against such parties in accordance with their terms.

3.4 Immediately prior, and after giving all effect, to this Amendment, the covenants, representations and warranties of each such party, respectively, set forth in the Loan and Servicing Agreement and as amended hereby, are true and correct in all material respects as of the date hereof (except to the extent such representations or warranties relate solely to an earlier date and then as of such date).

3.5 Immediately prior, and after giving all effect, to this Amendment, no event, condition or circumstance has occurred and is continuing which constitutes an Event of Termination or Incipient Event of Termination.

SECTION 4. Entire Agreement. The parties hereto hereby agree that this Amendment constitutes the entire agreement concerning the subject matter hereof and supersedes any and all written and/or oral prior agreements, negotiations, correspondence, understandings and communications.

SECTION 5. Effectiveness of Amendment. Except as expressly amended by the terms of this Amendment, all terms and conditions of the Loan and Servicing Agreement shall remain in full force and effect and are hereby ratified and confirmed. This Amendment is effective only for the specific purpose for which it is given and shall not operate as a consent, waiver, amendment or other modification of any other term or condition set forth in the Loan and Servicing Agreement or any right, power or remedy of any Program Agent under the Loan and Servicing Agreement. Upon the effectiveness of this Amendment, each reference in the Loan and Servicing Agreement to “this Agreement” or “this Loan and Servicing Agreement” or words of like import shall mean and be references to the Loan and Servicing Agreement as amended hereby, and each reference in any other Facility Document to the Loan and Servicing Agreement or to any terms defined in the Loan and Servicing Agreement which are modified hereby shall mean and be references to the Loan and Servicing Agreement or to such terms as modified hereby.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Severability. In case any provision in this Amendment will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

SECTION 8. Binding Effect. This Amendment shall be binding upon and shall be enforceable by parties hereto and their respective successors and permitted assigns.

SECTION 9. Headings. The Section headings herein are for convenience only and will not affect the construction hereof.

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SECTION 10. Novation. This Amendment does not constitute a novation or termination of the Loan and Servicing Agreement or any Facility Document and all obligations thereunder are in all respects continuing with only the terms thereof being modified as provided herein.

SECTION 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the date first above written.

DT WAREHOUSE III, LLC,
as Borrower

By:	/s/ Jon Ehlinger
Name:	Jon Ehlinger,
Title:	Manager

DT CREDIT COMPANY, LLC, as Servicer

By:	/s/ Jon Ehlinger
Name:	Jon Ehlinger,
Title:	Manager

UBS REAL ESTATE SECURITIES INC.,
as Program Agent, sole Managing Agent and sole Committed Lender

By:	/s/ Colin Bennett
Name:	Colin Bennett
Title:	Executive Director

By:	/s/ CB Mulhern
Name:	CB Mulhern
Title:	Executive Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Backup Servicer, Paying Agent and Securities Intermediary

By:	/s/ Jeanine C. Casey
Name:	Jeanine C. Casey
Title:	Vice President

Signature Page to Amendment No. 1 to

Loan and Servicing Agreement

APPENDIX 1

EXHIBIT C-1

MONTHLY REPORT

[ATTACHED]

DT Warehouse III, LLC

Monthly Servicer Report

Monthly Report Due Date:	07/14/10
Settlement Date:	07/15/10
Commitment Termination Date:	03/31/11

Accounting Period Begin Date:	06/01/10
Accounting Period End Date:	06/30/10
Number of Days in Account Period:	30 days

Under the Loan and Servicing Agreement (“Agreement”) dated as of April 1, 2010 by and among DT Warehouse III, LLC as Borrower, and UBS Real Estate Securities Inc. as Program Agent, DriveTime Credit Company, LLC (“DTCC”) as Servicer is required in Section 6.17 of the Agreement to prepare certain information each month regarding current distributions and payments and the performance of the Pledged Collateral during the previous month.

The information which is required to be prepared with respect to the Accounting Period listed above is set forth below.

LOAN INFORMATION

Aggregate Commitment Amount	$—
Total Drawn Amount as of May 31, 2010	$—
Borrowings On Facility	$—
Borrowing Base Deficiency Payments	$—
Other Principal Payments	$—
Total Drawn Amount as of June 30, 2010	$—
Principal Balance of Eligible Pledged Contracts as of June 30, 2010	$—
Borrowing Base Availability at end of Accounting Period	$—
Borrowing Base Payments Due at end of Accounting Period	$—
Unused Availability at end of Accounting Period	$—

PERFORMANCE TESTS FOR THE ACCOUNTING PERIOD

1. Portfolio - Servicing Covenants	Trigger		Current Actual	Prior Actual	Compliance
(i) 3-Month Rolling Average Delinquency Ratio (Pledged Contracts)
Reserve Percentage Step-up Triggers	13.00%	<	0.00%	0.00%	-na-
Level 2 Trigger - Event of Termination Trigger	14.50%	<	0.00%	0.00%	-na-
(ii) 3-Month Rolling Average Delinquency Ratio (Managed Portfolio Contracts)
Reserve Percentage Step-up Triggers	13.00%	<	0.00%	0.00%	-na-
Level 2 Trigger - Event of Termination Trigger	14.50%	<	0.00%	0.00%	-na-
(iii) 3-Month Average Charged-Off Losses Ratio (Pledged Contracts)
Reserve Percentage Step-up Triggers	3.15%	<	0.00%	0.00%	-na-
Level 2 Trigger - Event of Termination Trigger	3.50%	<	0.00%	0.00%	-na-
(iv) 3-Month Average Charged-Off Losses Ratio (Managed Portfolio Contracts)
Reserve Percentage Step-up Triggers	3.15%	<	0.00%	0.00%	-na-
Level 2 Trigger - Event of Termination Trigger	3.50%	<	0.00%	0.00%	-na-
(v) 12-Month Rolling Average Extension Rate (Pledged Contracts)	4.00%	<	0.00%		-na-
(vi) 12-Month Rolling Average Extension Rate (Managed Portfolio Contra	4.00%	<	0.00%		-na-
(vii) Average Gross Margin achieved on all vehicle sales during current Ac $	4,000	>	$—		-na-
(viii) Average Excess Spread Ratios (3 Accounting Periods prior)	5.00%	>	0.00%		-na-
(ix) Walk-In Payment Ratio	60.00%	<	0.00%		-na-
Are all Portfolio Covenants in compliance?					Yes

2. Financial Covenants	Trigger		Actual		Compliance
(x) Minimum Net Worth (Monthly) - Event of Termination Trigger	$—	>	$—		-na-
(xi) Net Worth (Adjusted) (Monthly) - Foreclosure Event	$—	>	$—		-na-
(xii) Coverage Ratio (Quarterly) - Event of Termination Trigger	1.15	>	0.00		-na-
(xiii) Leverage Ratio (Quarterly) - Event of Termination Trigger	5.00	<	0.00		-na-
(xiv) Available Cash - Event of Termination Trigger	$10,000,000	>	$—		-na-
(xv) Available Liquidity - Event of Termination Trigger	$20,000,000	>	$—		-na-
Are all Financial Covenants in compliance?					Yes

REPORT DATE INFORMATION

Accounting Period (calendar month):	6/1/2010 to 6/30/2010
			Principal Reconciliation
Collateral Activity Information
Principal
Beginning Principal Balance			—
New Contracts Pledged
Net Contracts Pledged During Accounting Period		—
Contracts Acquired through Recaptured Trusts		—
Contracts Securitized/Sold		—
Contracts Transferred		—

Total Net Contracts Pledged/(Sold) during Accounting Period		—	—
Principal Collections
Principal portion of payments collected (non-prepayments in full)		—
Prepayments in full allocable to principal		—

Collections allocable to principal		—	—
Liquidation Proceeds allocable to principal (current defaults)		—
Net Recoveries allocable to principal (prior defaults)		—
Purchase Amounts allocable to principal		—	—

Total Principal Collections		—
Charged-Off Losses (Gross)
Charged-off Losses (system current period)		—
Principal balances of receivables>90 days delinquent (current period)		—
Principal balances of receivables>90 days delinquent (prior period)		—

Total Charged-Off losses (system plus increase in > 90 day delinquents)		—	—

Ending Principal Balance			—
Interest
Collections allocable to interest		—
Liquidation Proceeds allocable to interest (current defaults)		—
Net Recoveries allocable to interest (prior defaults)		—
Purchase Amounts allocable to interest		—
All other amounts received and not allocable to principal		—

Total Interest Collections		—

			Aggregate Principal Balance of Receivables
Delinquency Information
Measurement Date Nearest Sunday =	27-May
31 - 60 days delinquent			0.00	#DIV/0!
61 - 90 days delinquent			0.00	#DIV/0!
91 + days delinquent (Charged-Off Contracts)			0.00	#DIV/0!
Purchased Receivables
Aggregate Principal of Purchased Receivables			0.00
Aggregate Interest of Purchased Receivables			0.00

CALCULATIONS

Net Spread
(i) Weighted Average APR of the Eligible Collateral			0.00%
(ii) Servicing Fee Rate			0.00%
(iii) Custodial Fee Rate			0.00%
(iv) Backup Servicing/Trust Collateral Agent Fee Rate			0.00%
(v) Average Interest Rate Hedge Strike Price/Swap Fixed Rates for Hedge			0.00%
(vi) Used Fee Rate			0.00%

Net Spread (i)-(ii)-(iii)-(iv)-(v)-(vi)			0.00%

Borrowing Base
C
(i) Amount of Principal Collections on deposit in the collection Account			0.00
(ii) Amount on deposit in Reserve Account			0.00

Amount calculated for ‘C’ (i) +(ii)			0.00
DPB
(i) Aggregate outstanding Principal Balance of all Eligible Contracts at such time			0.00
(ii) Unapplied Principal collections on deposit in the Collection Account with respect to Eligible Contracts			0.00
(iii) Overconcentration Amount			0.00
(iv) Reserve Percentage			50.00%	0.5
Amount calculated for ‘DPB’ ((i)-(ii)-(iii))*(iv) VB			0.00
(i) Aggregate, with respect to each EC other than ECs included in the OC Amount, of the Vehicle Basis of the related Financial			0.00

Amount calculated for ‘VB’ (i)			0.00

Borrowing Base at end of Accounting Period = ‘C’ + lesser of DPB and VB			0.00

			Amount	%
Overconcentration Amounts
(i) Aggregate Principal Balance of Eligible Contracts rated “D+”, “D”, “D-” exceeds 5.00% of all Eligible Contracts			0.00	0.00
(ii) Aggregate Principal Balance of Eligible Contracts rated “C-”, “D+”, “D”, “D-” exceeds 12.50% of all Eligible Contracts			0.00	0.00
(iii) Aggregate Principal Balance of Eligible Contracts from a state (other than TX or FL) exceeds 15% of all Eligible Contracts			0.00	0.00
(iv) Aggregate Principal Balance of Eligible Contracts from TX exceeds 30% of all Eligible Contracts			0.00	0.00
(v) Aggregate Principal Balance of Eligible Contracts from FL exceeds 22.5% of all Eligible Contracts			0.00	0.00
(vi) Aggregate Principal Balance of Eligible Contracts where 10% of Scheduled Payments is 31 - 60 days delinquent exceeds 5% of all Eligible Contracts			0.00	0.00

Total Overconcentration Amount (i)+(ii)+(iii)+(iv)+(v)+(vi)			0.00	0.00

Total Available Amount
Available Principal
Collections allocable to principal			0.00
Liquidation Proceeds allocable to principal (current defaults)			0.00
Net Recoveries allocable to principal (prior defaults)			0.00
Purchase Amounts allocable to principal			0.00

Total Available Principal			0.00
Available Interest
Collections allocable to interest			0.00
Liquidation Proceeds allocable to interest (current defaults)			0.00
Net Recoveries allocable to interest (prior defaults)			0.00
Purchase Amounts allocable to interest			0.00
All other amounts received and not allocable to principal			0.00

Total Available Interest			0.00

Total Available Amount			0.00

Total Available Amount Less: Purchase Amounts			0.00

Performance Measures

Calculation of Delinquency Measurement Ratio (Pledged Contracts)	Curr. 3 Mo. Roll Avg.	Prior 3 Mo. Roll Avg.	June-10	May-10	April-10	March-10
(i) Principal Balance of Pledged Contracts more than 30 days delinquent			0.00	0.00	0.00	0.00
(ii) Principal Balance of Pledged Contracts more than 30 days delinquent that are Securitization Ineligible			0.00	0.00	0.00	0.00

(iii) Delinquency Measurement Ratio Numerator (i)-(ii)			0.00	0.00	0.00	0.00
(iv) Aggregate Principal Balance of Pledged Contracts			0.00	0.00	0.00	0.00
(v) Aggregate Principal Balance of Pledged Contracts that are Securitization Ineligible			0.00	0.00	0.00	0.00

(vi) Delinquency Ratio Denominator (iii)-(iv)			0.00	0.00	0.00	0.00

Delinquency Measurement Ratio (Pledged Contracts) (iv)/(vi)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Calculation of Delinquency Measurement Ratio (Managed Portfolio Contracts)	Curr. 3 Mo. Roll Avg.	Prior 3 Mo. Roll Avg.	June-10	May-10	April-10	March-10
(i) Principal Balance of all of the Managed Portfolio Contracts more than 30 days delinquent			0	0	0	0
(ii) Aggregate Principal Balance of all Managed Portfolio Contracts			0	0	0	0

Delinquency Measurement Ratio (Managed Portfolio Contracts) (i)/(ii)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Calculation of Charged-Off Losses Ratio (Pledged Contracts)	Curr. 3 Mo. Roll Avg.	Prior 3 Mo. Roll Avg.	June-10	May-10	April-10	March-10
(i) Aggregate Principal of Pledged Contracts which became Charged-Off Contracts			0.00	0.00	0.00	0.00
(ii) Aggregate Principal of Pledged Contracts which became Charged-Off Contracts that are Securitization Ineligible			0.00	0.00	0.00	0.00
(iii) Liquidation Proceeds from sale of Pledged Contracts in current Accounting Period			0.00	0.00	0.00	0.00
(iv) Net recoveries on Charged-Off Contracts from prior Accounting Periods			0.00	0.00	0.00	0.00

(v) Charged-Off Loss Ratio Numerator (in $) ((i)-(ii)-(iii)-(iv))			0.00	0.00	0.00	0.00
(vi) Aggregate Principal Balance of all Pledged Contracts			0.00	0.00	0.00	0.00
(vii) Aggregate Principal Balance of all Pledged Contracts that are Securitization Ineligible			0.00	0.00	0.00	0.00

(viii)Charged-Off Loss Ratio Denominator (vi-vii)			0.00	0.00	0.00	0.00

Charged-Off Losses Ratio (Pledged Contracts) (v)/(viii)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Calculation of Charged-Off Losses (Managed Portfolio Contracts)	Curr. 3 Mo. Roll Avg.	Prior 3 Mo. Roll Avg.	June-10	May-10	April-10	March-10
(i) Aggregate Principal Balance of the Managed Portfolio Contracts which became Charged-Off Contracts			0	0	0	0
(ii) Aggregate Principal Balance of all Managed Portfolio Contracts			0	0	0	0

Charged-Off Losses Ratio (Managed Portfolio Contracts) (i)/(ii)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Calculation of Extension Rate (Pledged Contracts)		12 Month Rolling Avg.	June-10
(i) Number of Pledged Contracts for which an extension has been granted by the Servicer			0
(ii) Total Number of Pledged Contracts at the beginning of the Accounting Period			0

Extension Ratio (Pledged Contracts) (i)/(ii)		0.00%	0.00%

Calculation of Extension Rate (Managed Portfolio Contracts)		12 Month Rolling Avg.	June-10
(i) Number of Managed Portfolio Contracts for which an extension has been granted by the Servicer			0
(ii) Total Number of Managed Portfolio Contracts at the beginning of the Accounting Period			0

Extension Ratio (Managed Portfolio Contracts) (i)/(ii)		0.00%	0.00%

Calculation of Average Gross Margin			June-10	May-10	April-10

(i) Aggregate sales price of Motor Vehicles			—	—	—
(ii) Aggregate cost of such Motor Vehicles (including purchasing costs and any reconditioning or repair costs)			—	—	—
(iii) Aggregate number of such Motor vehicles sold during such Accounting Period			0	0	0

Average Gross Margin ((i)-(ii))/(iii)			$—	$—	$—

Calculation of Excess Spread Ratio		3 Periods Preceding Avg.	June-10	May-10	April-10	March-10
(i) 12 multiplied by
(ii) Aggregate Finance Charge Collections during the immediately preceding Accounting Period divided by			$—	$—	$—	—
(iii) Aggregate Principal Balance of Pledged Contracts multiplied by .7			$—	$—	$—	—
(iv) less Service Fee Rate divided by .7			0.00%	0.00%	0.00%	0.00%
(v) less Weighted Average Interest Rate for the immediately preceding Accounting Period			0.00%	0.00%	0.00%	0.00%

Excess Spread Ratio ((i)*(ii)/(iii))-(iv)-(v)		0.00%	0.00%	0.00%	0.00%	0.00%

Calculation of Walk-In Payment Percentage		3 Month Rolling Avg.	June-10	May-10	April-10	March-10
(i) Amount of Collections not received by electronic transfer or by check delivered to a Lock-Box during such Accounting Per
(ii) Amount of Collections deposited in Collection Account during such Accounting Period			—	—	—	—

Walk-In Payment Ratio (i)/(ii)		0.00%	0.00%	0.00%	0.00%	0.00%

Calculation of Net Worth of the DT Entities on a consolidated basis			June-10
(i) $325,000,000			$—
(ii) Positive Net Income earned after December 31, 2009			$—
(iii) 50%			50.00%

Net Worth Covenant (i)+((ii)*(iii))			$—

Calculation of Foreclosure Event Net Worth (Adjusted) of the DT Entities on a consolidated basis			June-10
(i) $275,000,000			$—
(ii) Positive Net Income earned after December 31, 2009			$—
(iii) 50%			50.00%

Foreclosure Event Net Worth Covenant (i)+((ii)*(iii))			$—

Calculation of EBITDA for DT Entities on a consolidated basis (most recent publised quarter-end)			06/30/10
(i) GAAP Earnings			$—
(ii) Total Interest Expense			$—
(iii) Depreciation			$—
(iv) Taxes			$—

EBITDA (i)+(ii)+(iii)+(iv)			$—

Calculation of Coverage Ratio (most recent published quarter-end)			June 30, 2010	March 31, 2010
(i) EBITDA			$—	$—
(ii) Total Interest Expense			$—	$—

Coverage Ratio (i)/(ii)			0.00	0.00

Calculation of Net Equity			June 30, 2010
(i) Total Assets			$—
(ii) Total Liabilities			$—

Net Equity (i)-(ii)			$—

Calculation of Net Worth			June 30, 2010
(i) Net Equity			$—
(ii) Aggregate amount of Approved Indebtedness			$—
(iii) $100,000,000			$—
(iv) Preference value of preferred shared of the DT Entities on a consolidated basis			$—
(v) Aggregate amount of all intangible assets and advances to employees of the DT Entities at such time			$—
Net Worth (i)+(min(ii),(iii))-(iv)-(v)			$—

Calculation of Leverage Ratio (most recent published quarter-end)			June 30, 2010	March 31, 2010
(i) Total Asset of the DT Entities on a consolidated basis			$—	$—
(ii) Net Worth			$—	$—

Leverage Ratio (i)/(ii)			0.00	0.00

Calculation for Available Cash	June-10
(i) All Cash on the consolidated balance sheets of the DT Entities	$—
(ii) All Cash Equivalents held by the Servicer	$—
(iii) An amount equal to the excess of the Borrowing Base over the Outstanding Loan Amount	$—

Available Cash (i)+(ii)+(iii)	$—

Calculation for Available Liquidity	June-10
(i) All Cash of the DT Entities on a consolidated basis	$—
(ii) All Cash Equivalents of the DT Entities on a consolidated basis	$—
(iii) Unused portion of the amount available to be borrowed as of such date under the Inventory Facility	$—
(iv) Unused portion of the amount available to be borrowed as of such date under each Warehouse Facility	$—
(v) Unused portion of the amount available to be borrowed as of such date under any other asset-based credit facility	$—
(vi) Unused portion of the amount available to be borrowed as of such date under this Agreement	$—
(vii) Unused portion of the amount that would become available on warehouse facilities if eligible collateral were pledged	$—

Available Liquidity (i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)	$—

PAYMENT WATERFALL PRIOR TO TERMINATION DATE

		Pursuant to LSA 2.06(b)	Total to be Paid	Unpaid Remaining
Amounts Collected in Respect to Principal and Interest		0.00	0.00
Net Liquidation Proceeds		0.00	0.00
Total Collections		0.00	0.00
(Minus) Prepayments Taken During the Period		0.00	0.00

Adjusted Collections Available		0.00	0.00

(i) Paying Agent’s Fee (2,000.00 every accounting period)		0.00	0.00	0.00
Unpaid Paying Agent’s Fee from prior Settlement Periods		0.00	0.00	0.00
Paying Agent costs, expenses, indemnities		0.00	0.00	0.00
Custodial Fee		0.00	0.00	0.00
Unpaid Custodial Fee from prior Settlement Periods		0.00	0.00	0.00
Custodial costs, expenses, indemnities		0.00	0.00	0.00
Backup Servicer Fee LSA 6.10(a)	0.05%	0.00	0.00	0.00
Unpaid Backup Servicer Fees from prior Settlement Periods		0.00	0.00	0.00
Backup Servicer costs, expenses, indemnities		0.00	0.00	0.00
Backup Servicer transition expenses ($200,000 max)		0.00	0.00	0.00
Securities Intermediary costs, expenses, indemnities		0.00	0.00	0.00
(ii) Servicer Fee (4.00%)	4%	0.00	0.00	0.00
Unpaid Servicer Fee		0.00	0.00	0.00
Approved Sub-Servicer Fee		0.00	0.00	0.00
Unpaid Approved Sub-Servicer Fee from prior Settlement Periods		0.00	0.00	0.00
(iii) Managing Agent Interest		0.00	0.00	0.00
Managing Agent Unused Fees		0.00	0.00	0.00
Managing Agent Liquidity Fees		0.00	0.00	0.00
Unpaid Managing Agent Interest, Unused Fees and Liquidity Fees from prior Interest Periods		0.00	0.00	0.00
(iv) Borrowing Base Deficiency curing amount		0.00	0.00	0.00
Amount to equalize Outstanding Loan Amount to Facility Limit		0.00	0.00	0.00
(v) Borrower Obligations due		0.00	0.00	0.00
(vi) Reserve Account, until the amount on deposit is equal to the Reserve Account Requirement ($500		0.00	0.00	0.00
(vii) Each Non-Extending Lender’s ratable outstanding principal balance of its Loans, until outstanding		0.00	0.00	0.00
(viii)First, if requested by borrower, prepay loan		0.00	0.00	0.00
Second, pay the purchase price for Eligible Contracts to be acquired by Borrower per Purchase A		0.00	0.00	0.00
Third, any remaining amounts to be retained in the Collection Account		0.00	0.00	0.00
Fourth, any remaining amounts to Borrower as long as conditions precedent per Section 3.02 are		0.00	0.00	0.00

		0.00	0.00	0.00

All information set forth herein and delivered pursuant to the Agreement for the Accounting Period listed above is complete and accurate.

IN WITNESS WHEREOF, I                             ,                                                                   of DT Warehouse III, LLC have executed this certificate as of the date set forth above.

SIGNATURE:
NAME:
TITLE:
DATE: